SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           SCHEDULE 14A
                          (Rule 14a-101)
                     INFORMATION REQUIRED IN
                         PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]
Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                   FIRST MANISTIQUE CORPORATION
         (Name of registrant as specified in its charter)

                   FIRST MANISTIQUE CORPORATION
            (Name of person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(i)(2)
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3)
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule, or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                   FIRST MANISTIQUE CORPORATION

               P.O. Box 369, 130 South Cedar Street
                    Manistique, Michigan 49854

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To Be Held April 23, 1996


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of First Manistique Corporation (the "Corporation"), a Michigan corporation, will be held on April 23, 1996, at 5 p.m. at Howard Johnsons, Manistique, Michigan, for the following purposes:


     1. To elect three (3) directors, each to hold office for a three year term.

     2. To consider and act upon a proposal to approve an amendment to the Restated Articles of Incorporation of the Corporation to increase its authorized stock.

     3. To consider and act upon a proposal to approve amendments to the Restated Articles of Incorporation of the Corporation relating to continuity of management, including (a) provide for classes of directors, (b) provide for filling of vacancies or new positions on the Board of Directors, (c) provide special vote requirements for removal of directors, (d) provide procedures shareholders must follow to nominate directors, (e) specify notice requirements shareholders must satisfy to present a proposal for consideration at annual meetings of shareholders, and (f) provide increased voting requirements to amend or repeal these provisions or adopt inconsistent provisions.

     4. To consider and act upon a proposal to approve an amendment to the Corporation's Restated Articles of Incorporation with respect to the required evaluation by directors of certain transactions.

     5. To consider and act upon a proposal to approve a deferred compensation, deferred stock, and current stock purchase plan for nonemployee directors.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.


                              By order of the Board of Directors


                              FRED LAMUTH, Secretary


     Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, that all parties must sign the proxy form.


Dated:  March 29, 1996

                   FIRST MANISTIQUE CORPORATION
               P.O. Box 369, 130 South Cedar Street
                    Manistique, Michigan 49854

                         PROXY STATEMENT


     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of First Manistique Corporation (the "Corporation"), a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 23, 1996, at 5 p.m., at Howard Johnsons, Manistique, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                      VOTING AT THE MEETING

     This Proxy Statement has been mailed on or about March 29, 1996, to all holders of record of common stock of the Corporation as of the record date.
 The Board of Directors of the Corporation has fixed the close of business on March 15, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

     The Corporation has only one class of common stock and one class of preferred stock. There are presently 702,988 shares of common stock of the Corporation outstanding and no shares of preferred stock outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation.

     If a Proxy in the enclosed form is properly and executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all of the nominees named in the Proxy Statement and for the proposals set forth in this Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting.
A proxy may be revoked before exercise by notifying the Chairman of the Board in writing or in open meeting, by submitting a proxy of a later date or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

                      ELECTION OF DIRECTORS

     The Bylaws of the Corporation provide for a Board of Directors consisting of a minimum of five (5) and a maximum of fifteen (15) members. The Bylaws also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered three year terms of office. Three persons have been nominated for election to the Board, each to serve three (3) year terms expiring at the 1999 Annual Meeting of Shareholders. The Board has nominated Michael C. Henricksen, John P. Miller, and Ronald G. Ford, all of whom are incumbent directors previously elected by the Corporation's shareholders.

     Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not treated as votes cast at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

           INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

     The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons have been engaged in the occupations stated below for more than five years.

    Nominees for Election as Directors for Terms Expiring in 1999



                                                  Age        Director of
                                                             Corporation
                                                             Since
Michael C. Henricksen
     Co-Owner, Satellite Services, Inc., a
     service company                               53        1988

John P. Miller
     Owner, Peoples Store Co., Inc.
     (Retail Clothing)                             57        1976

Ronald G. Ford
     President, First Northern Bank & Trust,
     First Manistique Corporation, First
     Manistique Agency, First Northern
     Services and First Rural Relending Co.        48        1987



               Directors Whose Terms Expire in 1998

Stanley J. Gerou II
     Owner, Gerou Excavating, Inc.                 47        1989

Loren Hulsizer
     Retired President of Bank of Stephenson       64        1994

Thomas G. King
     Owner, King's Motel                           43        1987

John Lindroth
     President, Superior State Agency, Inc.
     (Insurance Agency)                            40        1987


               Directors Whose Terms Expire in 1997

Charles B. Beaulieu
     Owner, Beaulieu Funeral Home, Inc.            58        1984

John B. Clark
     Owner, John B. Clark Sales & Service
     (Machine Sales), Owner, John B. Clark
     Forest Products (Timber Broker)               73        1980

Ernest D. King
     President, King's Fish Market, Inc.           72        1975

C. Ronald Durfina
     Owner, Balsam Shop, Inc., HRD, Inc.,
     Island Leasing, Inc., and
     Mackinaw Island Hospitality, Inc.
     (companies involved in tourism)                51       1992


                         BOARD COMMITTEES

     The Board of Directors of the Corporation has an Audit Committee comprised of J. Clark, Chairman, C. Beaulieu, R. Durfina, M. Henricksen, and S. Gerou. Five meetings of the Committee were held during 1995. This Committee is responsible for the recommendation of the independent accounting firm to be engaged for the external audit, directing and supervising investigations into matters relating to audit functions, reviewing with independent auditors the plan and results of the external audit, the establishment and continued supervision of internal auditing procedures, reviewing the degree of independence of the auditors and reviewing the adequacy of internal accounting controls.

     The Personnel Committee is comprised of Chairman J. Lindroth, T. King,
S. Gerou, and W. Putvin (who will be retiring as a director as of this year's Annual Shareholder Meeting), which performs functions similar to those of a compensation committee. Five meetings of this committee were held in 1995. This Committee is responsible for recommending annually to the Board the salary of the President and CEO. This Committee additionally reviews with management the annual projected salary ranges and recommends those for Board approval. This Committee also annually reviews the written Personnel Policy and audits the employee benefit package annually.

     The Nominating Committee of the Board, comprised of T. King, Chairman,
M. Henricksen, J. Miller, L. Hulsizer, W. Putvin, and J. Lindroth, held two meetings during the year. The Board also has an Executive Committee comprised of E. King, Chairman, M. Henricksen, and R. Ford. This Committee handles strategic planning for the Corporation and its subsidiaries.

     The Board of Directors of the Corporation held a total of four meetings and two special meetings during 1995. No director attended less than 75 percent of the aggregate number of meetings of the Board of Directors and the Committees on which he served. There are no family relationships between or among any of the directors, nominees or executive officers of the Corporation, other than Ernest and Thomas King, who are father and son.

                    REMUNERATION OF DIRECTORS

     The directors of the Corporation each receive an annual fee of $1,250. Directors are not paid for attendance at meetings of the Board or committees on which they serve. Some of the directors also serve on the Board of Directors of the Bank, for which they are paid an annual fee of $7,200, except for the Chairman who receives an annual fee of $9,600. No compensation is paid for attendance at Bank Board or Committee meetings. In November 1984, the Corporation adopted a deferred compensation plan for certain senior management employees and directors that provides for benefit payments to the participant and his or her family upon retirement or death. Messrs. Ernest King, John Clark, Charles Beaulieu, John Miller, William Putvin, and Ronald Ford are participants in this plan. This plan was closed to additional participants in 1986. The plan allows the deferral of director fees and compensation in return for the payment of certain defined monthly benefits payable upon termination of one's service as a director or officer of the Corporation. Benefits under this plan may be funded by life insurance policies, with the premiums paid for by the Corporation. Any benefits payable under this plan are unsecured and payable out of the general assets of the Corporation.

                        PROPOSAL TO AMEND
               RESTATED ARTICLES OF INCORPORATION
                   TO INCREASE AUTHORIZED STOCK

     The Corporation's Board of Directors has proposed that Article III of the Corporation's Restated Articles of Incorporation ("Articles") be amended to increase the total authorized common stock of the Corporation to 6,000,000 shares and to increase the total authorized series preferred stock of the Corporation to 500,000 shares. Article III of the Corporation's Articles currently provides for authorized capital stock consisting of 2,000,000 shares of common stock and 25,000 shares of series preferred stock. No preferred stock is presently outstanding. As of March 1, 1996, there were 702,988 shares of common stock issued and outstanding, and 46,500 shares of common stock were reserved for issuance under the Corporation's various Stock Option and Purchase Plans.

     The proposed amendment would increase the Corporation's authorized common stock from 2,000,000 to 6,000,000 shares and would increase the Corporation's series preferred stock from 25,000 shares to 500,000 shares. All of the
       additional shares resulting from the increase in the Corporation's authorized common stock would be of the same class with the same dividend, voting and liquidation rights as the shares of common stock presently outstanding. The additional series preferred stock would, like the existing authorized series preferred stock, be subject to the right of the Corporation's Board of Directors to fix the terms, rights and preferences of such shares at the time of issuance. No further authorization for issuance of common shares or preferred shares by shareholder vote is required under the Corporation's Articles and none would be required prior to the issuance of the additional common or preferred shares by the Corporation. Shareholders have no preemptive rights under the Articles to acquire any shares issued by the Corporation, and shareholders would not acquire any such rights with respect to any additional shares that may be issued if the proposed amendment to the Articles is adopted.

     The Board believes that the authorization of an additional 4,000,000 shares of common stock and the additional 475,000 shares of series preferred stock would provide increased flexibility for future growth and provide the opportunity for enhanced marketability of the Corporation's stock, although the Board has not yet decided to issue the shares for any particular purpose. Nevertheless, the Board of Directors believes that it is advisable to have the additional shares of common stock and series preferred stock authorized at this time in order to make the shares available for possible future stock splits or stock dividends, and also to enable the Corporation, as the need may arise, to take prompt advantage of market conditions and the availability of favorable opportunities for future equity financing, investment opportunities, acquisitions of other banks, bank holding companies or other companies, or to accomplish other proper corporate purposes, without the delay and expense incident to holding of a special meeting of the shareholders of the Corporation for such purpose at a future date. The increase in authorized common stock would also enhance the ability of the Board of Directors to provide for the reservation of additional shares for potential issuance under the Corporation's Stock Option Plan, Restricted Stock Plan or other stock plans as a means of retaining key personnel and attracting new personnel. The additional shares could also be issued under the new Deferred Compensation, Deferred Stock and Current Stock Purchase Plan for Non-employee Directors.

     It is also possible that the additional shares of common stock and/or series preferred stock could be utilized by the Corporation as part of a defensive strategy to counter any hostile takeover attempts. The additional shares could be utilized to render it more difficult for a person seeking to effect a merger or otherwise gain control of the Corporation and this could adversely affect the potential realizable value of the existing shareholders' investment. Shareholders should be aware that the Board of Directors has considered in the past, and will continue to consider in the future, the advisability of adoption of a shareholder rights plan, commonly referred to as a "poison pill." The proposed increase in authorized shares of stock will not have any significant impact on the decision regarding adoption of any such rights plan, however, since the Corporation's existing preferred stock could, without increasing the number of authorized shares, and probably would be employed as the vehicle for implementing any such plan.

     The Board of Directors of the Corporation will determine whether and on what terms the issuance of shares of common stock or series preferred stock may be warranted and appropriate. Presently, as noted, the Corporation has no plan, understanding or agreement with respect to the issuance of any of the additional shares of common stock or series preferred stock. If the proposed amendment to increase the authorized shares of common stock and series preferred stock is approved, the stock may be issued without further action by the shareholders and without first offering such shares to the shareholders for subscription. Issuance of common stock or series preferred stock otherwise than on a prorata basis to all current shareholders would reduce the current shareholders' proportionate ownership interests in the Corporation.

     The Board recommends that Article III of the Corporation's Articles be amended to read as stated on Appendix A to this Proxy Statement. The change in this Article is to increase the number of shares of authorized common stock from 2,000,000 to 6,000,000 and to increase the number of shares of authorized series preferred stock from 25,000 to 500,000.

     The affirmative vote of the majority of the outstanding shares of common stock, in person or by proxy, on the proposed amendment to Article III is required for approval.

     The Board of Directors recommends a vote FOR ADOPTION OF THE
PROPOSED
INCREASE IN AUTHORIZED STOCK.

                        PROPOSAL TO AMEND
                RESTATED ARTICLES OF INCORPORATION
               RELATING TO CONTINUITY OF MANAGEMENT


BACKGROUND

     The Board of Directors of the Corporation has approved a number of amendments to the Corporation's Restated Articles of Incorporation ("Articles") in addition to the amendment that would increase the Corporation's authorized common and series preferred stock. The Board has directed that this group of amendments be submitted to a vote at the annual meeting. These proposed amendments are to some extent interrelated, and the purpose of some of the amendments is to prevent the circumvention of the desired protection afforded by other amendments. Thus, management believes that it is appropriate to present these proposed amendments as one related group that the shareholders must vote for or against as a single proposal.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENTS

     The purpose and intended effect of the proposed amendments are to enhance the continuity and stability of the Corporation's management by making it more difficult and time consuming for a third-party to gain control of the Corporation's Board of Directors. The Board believes that this will provide the Corporation's management with the means and opportunity to defend and promote shareholder interests. The proposed amendments may make more difficult or discourage an unsolicited tender offer, proxy contest or assumption of control by a holder of a large block of the Corporation's shares and the removal of incumbent management, even in the event that any of these transactions are favored by shareholders of the Corporation. However, the Corporation's management is not aware of any third party bids or efforts to acquire a material interest in the Corporation.

     With the exception of the proposal relating to evaluations required by the Board of Directors which follows this proposal, the Board has no present intention to put before the shareholders any other proposal which would operate as a significant impediment to an attempt by a third-party to obtain control of the Corporation. However, the Board has considered and may choose to adopt a shareholder rights plan or so-called "poison pill." The Corporation has authorized 25,000 shares of preferred stock which could be utilized for purposes of such a plan. The proposal to increase the Corporation's authorized stock would increase the number of authorized series preferred shares to 500,000. Shareholder rights plans typically permit shareholders to purchase stock of their own company or of an acquiring company at deeply discounted prices if the transaction proposed by the acquiring company has not been approved by the target company's board of directors.

MICHIGAN ANTI-TAKEOVER PROVISIONS

     In considering the management continuity amendments to the Corporation's Articles, shareholders should be aware that the Michigan Business Corporation Act ("MBCA") contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities.

     "Control Share" provisions of the MBCA. The MBCA affects the rights of persons who acquire control in excess of the following thresholds: 20%, 33-1/3% or 50% of the voting stock ("control shares") of a Michigan corporation such as the Corporation. The MBCA denies shareholder voting rights to those who make purchase offers or investors who increase their holdings above any of the control share levels, unless they are granted voting rights by a majority of all disinterested shareholders (shareholders excluding the bidders or owners of control shares and the corporation's management). If the shareholders do not elect to grant voting rights to control shares, under certain circumstances, the control shares may become subject to redemption by the corporation. In addition, in some cases, the control share provisions grant dissenters rights to all shareholders other than the holder of the control shares.

     "Fair Price" Provisions of the MBCA. The MBCA contains provisions regulating certain business combinations involving Michigan corporations such as the Corporation. Except in cases in which certain minimum price, form of consideration and procedural requirements are satisfied or for certain transactions that may be approved in advance by the Corporation's Board of Directors, higher than normal voting requirements are imposed with respect to various transactions involving persons who own 10% or more of the Corporation's voting stock ("interested shareholders"). Transactions to which the higher voting requirements apply require an advisory statement from the Board of Directors of the Corporation and must be approved by not less than 90% of the votes of each class of stock entitled to vote and by not less than two-thirds of the votes, other than the votes of interested shareholders who are (or whose affiliates are) a party to the proposed transaction or an affiliate of the interested shareholder, of each class entitled to vote.

SUMMARY DESCRIPTION OF AMENDMENTS

     The proposal being submitted to shareholders consists of several amendments to the Corporation's Articles which in summary would accomplish the following: (a) amend and incorporate in the Corporation's Articles provisions for a Classified Board of Directors which are already contained in the Corporation's bylaws; (b) provide for the filing of any vacancies or new positions on the Board of Directors; (c) provide special vote requirements with respect to removal of directors; (d) specify the procedures that shareholders must follow in order to nominate directors; (e) specify the notice requirement that shareholders must satisfy in order to present a proposal for consideration at a meeting of shareholders; and (f) provide for increased voting requirements in order to amend or repeal these provisions or to adopt any provision inconsistent with them.

AMENDMENT TO PROVIDE FOR CLASSES OF THE BOARD OF DIRECTORS
AND RELATED
MATTERS

     The Corporation currently elects its directors to three-year terms with approximately one-third of the Board elected each year. The provisions for electing the directors on this basis are set forth in the Corporation's Bylaws. The Corporation's Board of Directors is proposing that the Articles be amended by adding a new Article VII in the form of Appendix B. This new Article will incorporate the provisions for the election of a Classified Board into the Corporation's Articles and make certain other changes with respect to the election of directors.

     The existing Bylaws of the Corporation provide that vacancies on the Board may be filled by a majority vote of the directors then in office, with the director chosen to fill a vacancy to hold office until the next annual meeting at which his or her successor is elected. The proposed Article VII provides that vacancies on the Board may be filled only by the Board of Directors by an affirmative vote of a majority of the "continuing directors" (as defined below) and an eighty percent majority vote of all directors then in office. Proposed Article VII also provides that directors chosen to fill a vacancy hold office until the next election of the class for which the director was chosen.

     The existing Bylaws of the Corporation are silent on the subject of removal of directors from office. Proposed Article VII provides that directors may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the "continuing directors" (as defined below) and at least eighty percent of the Board of Directors; or
 (ii) the affirmative vote of the holders of at least eighty percent of the voting power of the then outstanding shares. The term "continuing directors" is defined in Appendix B, but generally means directors not affiliated with an "interested shareholder." The term "interested shareholder" is also defined in Appendix B, but generally means a holder of ten percent or more of the Corporation's voting stock.

     Proposed Article VII also provides that the number of directors may only be changed by the affirmative vote of (i) eighty percent (80%) of the Board of Directors; and (ii) a majority of the continuing directors.

     Proposed Article VII also provides that a shareholder intending to nominate a director for election at an annual meeting of the Corporation must give written notice of such intention to the Corporation not less than 60 days, nor more than 90 days, prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than 20 days from the anniversary date of the preceding year's annual meeting, within 10 days after the date the Corporation mails or otherwise gives notice of the date of the meeting). With respect to an election to be held at a special meeting of shareholders called for the purpose of electing directors, the shareholder intending to nominate a director would be required to give written notice of that intention to the Corporation within 10 days following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation. The proposed amendment also requires that any notice of intention to nominate a director must contain certain information about the proposed nominee and certain information about the shareholder intending to make the nomination. The Corporation may also require any proposed nominee to furnish other information reasonably required by the Corporation to determine the proposed nominee's qualifications to serve as a director. It is anticipated that any requests by the Corporation for additional information will be made or confirmed in writing, and the nominee will be asked to submit the additional information in writing.

     A classified Board, which the Corporation already has, militates against abrupt changes in control of the Corporation by requiring at least two annual meetings to elect a majority of the directors. In addition, although continuity and stability in Board composition have not been problems in the past, a classified Board serves to insure continuity and stability and leadership in policy since approximately two-thirds of the members of the Board at all times are likely to have had prior experience as directors of the Corporation. Your Board of Directors believes that it is in the best interests of the Corporation and its shareholders to continue a classified Board and thereby promote continuity and stability of management and the consistent implementation and advancement of the Corporation's traditional corporate objectives and policies. The Board believes that continuity and stability enhance the Corporation's present ability to attract competent and qualified officers and employees for itself and its subsidiary banks to carry out its long-term plans for expansion and growth.

     Changes affected by proposed Article VII in terms of filling vacancies, removal of directors and nominations to the Board are believed to be consistent with preserving the continuity and stability described in the preceding paragraph.

     The purpose of the advance notice requirements for nomination by a shareholder is to afford the Board of Directors a meaningful opportunity to consider the qualifications of any proposed nominee and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. This provision, it is believed, will further the objective of the Board to identify candidates who have the character, education, training, experience and proven accomplishments which give promise of significant contribution to the responsible and profitable conduct of the Corporation's business. While the amendment does not give the Board of Directors any power to approve or disapprove of a shareholder nomination, it will preclude a shareholder nomination from the floor if the proper procedures have not been followed.

     The effect of a classified Board of Directors with staggered terms along with the other changes affected by the proposed Article VII make it more difficult to change or remove directors. The existence of a classified
Board and the other provisions included in the proposed Article VII might discourage attempts to acquire control of the Corporation through tender offers or proxy contests because additional time would be required to gain control of the Board unless one acquired eighty percent of the voting stock of the Corporation or was otherwise assured of an eighty percent (80%) majority or had the support of eighty percent (80%) of the entire Board and a majority of the continuing directors. Proposed Article VII is applicable to all elections of directors and not only to contested elections or attempts to gain control of the Board of Directors. Hence, the classified Board with staggered terms inhibits the ability of shareholders to change directors when they may consider change desirable quite apart from any takeover considerations.

AMENDMENT TO PROVIDE NOTICE REQUIREMENT FOR SHAREHOLDERS
TO PRESENT
PROPOSALS AT ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors recommends that the Corporation's Articles be amended to add a new Article VIII (in the form of Appendix C), which provides that the only business that may be conducted at an annual meeting of the shareholders is business that has been brought before the meeting by, or at the direction of, the majority of the directors or by any shareholder of the Corporation (a) who provides timely notice of the proposal ("Notice of Proposal") in writing to the secretary of the Corporation and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission. To be timely, a shareholder's Notice of Proposal must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than thirty (30) days prior to the date of the originally scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date. If, however, less than forty (40) days notice of the meeting of shareholders is given by the Corporation, notice by the shareholder, to be timely, must be received by the Corporation not later than the close of business on the tenth (10th) day following the date on which notice of the scheduled meeting was first mailed to shareholders. The shareholder's Notice of Proposal must set forth in writing each matter the shareholder proposes to bring before the meeting including: the name and address of the shareholder submitting the proposal, as it appears on the Corporation's books and records; a representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at the meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to vote in person or by proxy at the meeting and to submit the proposal for shareholder vote; a brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and a description of any financial or other interest of such shareholder in the proposal. The secretary of the Corporation will notify the shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of the amendment to the Articles. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with these requirements. This provision applies only to new business and not to other reports of officers, directors or committees of the Board of Directors.

     The proposed amendment is already contained in the Corporation's Bylaws. The Corporation's Articles and Bylaws do not contain any other provisions as to what business may be conducted at an annual meeting. Therefore, any business may be conducted that is specified in the notice of the annual meeting or that is properly brought before the meeting. The determination as to whether business (other than as specified in the notice of meeting) is properly before the meeting would generally be made by the chairman of the meeting at the time any such business was presented.

     The proposed amendment provides an orderly procedure for the notification of the Board of Directors of business which is to be presented at the annual shareholder meeting. This will enable the Board of Directors to plan such meetings and also, to the extent it deems it necessary or desirable, to inform the shareholders, prior to the meeting, of any new business that will be presented at the meeting. The Board will also be able to make a recommendation or statement of its position so as to enable shareholders to better determine whether they desire to attend the meeting or grant a proxy to the Board of Directors as to the disposition of any such business. The proposed amendment does not give the Board any power to approve or disapprove the business that shareholders desire to be conducted at the annual meeting but it does provide for a more orderly procedure for conducting the meeting.

     The proposed procedure may limit to some degree the ability of shareholders to initiate discussion at annual shareholder meetings. It will also preclude the conducting of business at a particular meeting if the proper notice procedures have not been followed. This will also have the effect of discouraging belated attempts by third-parties to begin ill-considered, disruptive discussions at shareholder meetings. Nothing in the proposed amendment precludes discussion by any shareholder of any business properly brought before the meeting.

AMENDMENT TO REQUIRE A SPECIAL VOTE TO AMEND OR REPEAL
CERTAIN PROVISIONS
OF THE ARTICLES

     The Board of Directors recommends that the Corporation's Articles be amended to add Article IX (in the form of Appendix D) which requires that in order to amend, repeal or adopt any provision inconsistent with proposed Articles VII, VIII or IX of the Articles of Incorporation, the affirmative vote of at least eighty percent of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the election of directors, voting as a single class; provided, however, that such amendment or repeal or inconsistent provision may be made by a majority vote of such shareholders at any meeting of the shareholders duly called and held where such amendment has been recommended for approval by at least eighty percent of all directors then holding office and by a majority of the "continuing directors" (as defined in proposed Article VII).

     Under the MBCA, amendments to the Articles require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, but the law also permits a corporation to include provisions in its articles which require a greater vote than the vote otherwise required by law for any corporate action. The requirement of an increased shareholder vote is designed to prevent a person holding or controlling a majority, but less than eighty percent, of the shares of the Corporation from avoiding the requirements of the proposed amendments by simply amending or repealing them or adopting inconsistent provisions. Without the special vote requirements to amend, repeal, or adopt inconsistent provisions, the benefits offered shareholders by the amendments discussed in the preceding section (Proposal to Amend Restated Articles of Incorporation Relating to Continuity of Management) could be avoided by a person owning a simple majority of the Corporation's shares adopting further amendments to the Articles to change or eliminate those provisions. Shareholders should be aware that approval of this proposal would render it more difficult to remove management or for a person seeking to effect a merger or otherwise gain control of the Corporation. The proposal could, thus, adversely affect the potential realizable value of shareholders' investments.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of common stock, in person or by proxy, on the proposal to amend the Articles relating to continuity of management, new Articles VII, VIII and IX.

     The Board of Directors recommends vote FOR ADOPTION OF THE PROPOSAL
TO
AMEND RESTATED ARTICLES OF INCORPORATION RELATING TO
CONTINUITY OF MANAGEMENT.



                        PROPOSAL TO AMEND
                RESTATED ARTICLES OF INCORPORATION
              WITH RESPECT TO REQUIRED EVALUATIONS
               BY DIRECTORS OF CERTAIN TRANSACTIONS

     The Board of Directors is proposing that a new Article X be added to the Corporation's Articles as set forth in Appendix E to this Proxy Statement.

     Proposed Article X provides that the Board of Directors shall not approve or recommend any offer (except those made by the Corporation) to make a tender or exchange offer for the Corporation's shares, to merge or consolidate the Corporation or to purchase substantially all the assets of the Corporation, unless the Board of Directors has evaluated the offer and determined that the offer would be in compliance with applicable laws and in the best interests of the Corporation and its shareholders. Generally, under the Michigan Business Corporation Act, no merger or consolidation to which the Corporation is a party and no sale of substantially all of the assets of the Corporation may be accomplished without approval of the Corporation's Board of Directors. In addition, as a general rule, no tender offer for the Corporation's shares which is not approved by the Corporation's Board of Directors may be effectuated without compliance by the offeror with the provisions of the Michigan Fair Price Act and the Michigan Control Share Act, which are described in an earlier section of this Proxy Statement (Proposal to Amend Restated Articles of Incorporation Relating to Continuity of Management-- Michigan Antitakeover Provisions). These Acts discourage certain types of hostile takeover activities by requiring higher voting requirements unless certain pricing and procedural requirements are met and denying voting rights to certain shares without shareholder approval. In addition, any acquisition offer must comply with federal and state antitrust, banking and securities laws.

     In connection with its evaluation of compliance with laws, proposed
Article X authorizes the Board to rely on an opinion of legal counsel and to test such compliance in legal proceedings before any appropriate court or administrative agency. In making its evaluation of the best interests of the Corporation and its shareholders, the Board of Directors is required to consider such factors as it deems relevant, including: (i) the adequacy and fairness of the consideration to be received, considering historical trading prices for the Corporation's shares, the price that might be achieved in a negotiated sale of the Corporation, premiums paid for the stock of other companies in connection with similar offers and the future prospects of the Corporation; (ii) the potential social and economic impact of the transaction on the Corporation and its subsidiaries and their respective employees, depositors and other customers and vendors; (iii) the potential social and economic impact of the transaction on the communities in which the Corporation and its subsidiaries operate; (iv) the business and financial condition and earnings prospects of the proposed acquiring person or entity; and (v) the competence, experience and integrity of the proposed acquiring person or entity and its or their management.

     Proposed Article X also requires a vote of eighty percent (80%) of the Corporation's voting shares to authorize any subsequent amendment or repeal, or adoption of any inconsistent provision, unless recommended by eighty percent (80%) of the directors then in office, in which case the amendment or repeal or inconsistent provision would require approval of only a majority of the voting stock.

     The Board of Directors believes that shareholders are entitled to receive the benefits of a careful analysis with respect to offers involving proposed business combinations and/or disposition of their shares by those who are in a better position than the shareholders to make such evaluations, i.e. the directors. The Board of Directors also believes that the Corporation, through its Board, should act as a responsible citizen, and that the impact of such transactions on the communities where the Corporation operates, the Corporation's employees, and other affected parties, ought to be considered in formulating advice to the Corporation's shareholders regarding such offers, even though the interests of the Corporation's directors, employees, depositors, customers, vendors and/or communities in such transactions may be in conflict with the interests of shareholders. The Board of Directors intends to use its best judgment in considering these interests. The purpose of proposed Article X is to ensure that such evaluations will be made in connection with recommendations to shareholders irrespective of the composition of the Board of Directors at that time. Proposed Article X, however, may discourage such proposals, especially if the potential offeror feared an adverse recommendation might result, thereby depriving shareholders of the potential for any attendant premium price for their shares. The
Board of Directors, however, believes that the advantages outweigh the disadvantages. Reference is made to the preceding sections which discuss the Michigan anti-takeover statutes and other consideration, which may affect the acquisition of the Corporation by third parties.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation is required for approval of the proposed amendment to the Corporation's Articles relating to required evaluations by directors of certain transactions.

     The Board of Directors has determined that the proposed amendment is desirable and recommends a vote FOR ADOPTION OF THE PROPOSAL TO
AMEND RESTATED
ARTICLES OF INCORPORATION WITH RESPECT TO REQUIRED
EVALUATIONS BY DIRECTORS OF
CERTAIN TRANSACTIONS.


            PROPOSAL TO APPROVE DEFERRED COMPENSATION,
         DEFERRED STOCK, AND CURRENT STOCK PURCHASE PLAN
                    FOR NONEMPLOYEE DIRECTORS

     On February 14, 1996, the Board of Directors adopted the First Manistique Corporation Deferred Compensation, Deferred Stock and Current Stock Purchase Plan for Nonemployee Directors (the "Plan"), subject to shareholder approval. The following is a summary of the principal features of the Plan, a copy of which is attached as Appendix F.

     Purpose. The purpose of the Plan is to encourage stock ownership in the Corporation by nonemployee directors of the Corporation and its subsidiaries, by providing an opportunity to acquire shares of the Corporation's common stock or units equivalent to the Corporation's common stock in lieu of the cash payment of director fees. The Plan also permits nonemployee directors to defer the payment of their director fees.

     Eligibility and Participation. Directors of the Corporation or its subsidiaries (that adopt the Plan) who are neither officers nor employees of the Corporation or any of its subsidiaries, are eligible to participate in the Plan. As of the date of this Proxy Statement, ten members of the Board of Directors of the Corporation and two directors of the Corporation's subsidiaries are eligible to participate in the Plan.

     In order to participate in the Plan, an eligible director must submit an Election to Participate to the Corporation's President and Chief Executive Officer no later than December 31 of the year preceding the year participation in the Plan is to begin. However, the Election to Participate may be filed not later than March 31, 1996, for initial participation in the Plan in 1996, for that portion of the year following March 31, 1996. The Election to Participate will remain in effect until the participant ceases to be eligible, until a subsequent Election to Participate is filed revising the terms of the participant's last election or the participant terminates his or her Election to Participate by written notice.

     The Plan requires that all of an eligible director's meeting fees, if any, and all or a part (in integral multiples of 25%) of his or her annual retainer fees, that would otherwise be payable in cash for the year of participation, will be subject to allocation under the Plan. The Plan allows participants to direct the allocation of fees to one of the following three accounts: (a) the Current Stock Purchase Account, (b) the Deferred Cash Investment Account, or (c) the Deferred Stock Account. Fees will be credited to the designated account on the last day of each calendar quarter (the "Credit Date").

     Amounts allocated to the Current Stock Purchase Account will be used to acquire for the participant as many whole shares of Corporation common stock as possible, based on the market value of such stock on the Credit Date. Amounts allocated to the Deferred Cash Investment Account will be credited on each Credit Date for the benefit of the participant. In addition, an Appreciation Factor will be credited on each Credit Date on all funds held in Deferred Cash Investment Accounts for the entire quarter as if the funds had been invested during the quarter and earning interest at an Appreciation Factor established from time to time by the Corporation's Board of Directors. However, the Appreciation Factor may not exceed the prime rate of interest charged by First Northern Bank & Trust . Under the Plan, the initial Appreciation Factor equals the rate of interest paid by First Northern Bank & Trust on six month certificates of deposit issued on the business day nearest the beginning of the applicable quarter. Amounts allocated to the Deferred Stock Account will be converted into Stock Units equal in number to the shares of Corporation common stock that could have been purchased on the Credit Date, based on the fair market value of the Corporation's common stock on that date. Amounts held in this account will be credited with dividends paid on the Corporation's common stock.

     Shares Subject to the Plan. Subject to adjustment as provided in the Plan, no more than 50,000 shares of the Corporation's common stock may be purchased or credited under the Plan. Shares issued and delivered under the Plan may be newly issued or shares that are purchased by the Corporation and reissued.

     Distributions. Shares acquired with fees allocated to Current Stock Purchase Accounts will be distributed to participants promptly after the shares are acquired. Amounts credited to Deferred Cash Investment Accounts or the Deferred Stock Accounts may not be distributed prior to the termination of the director's service to the Corporation or a subsidiary. Participants may elect to receive the balance in such accounts in a lump sum or in annual installments over a period of five years or ten years. Amounts allocated to a Deferred Stock Account and payable in a lump sum may be paid in cash, Corporation common stock or a combination of cash and Corporation common stock. Amounts allocated to a Deferred Stock Account and payable in installments will be transferred to a Deferred Cash Investment Account. All amounts allocated or transferred to a Deferred Cash Investment Account will be paid in cash. Pending full payout of a Deferred Cash Investment Account, amounts credited to the account will be credited with the Appreciation Factor in effect from time to time.

     Summary of Federal Income Tax Consequences. The following paragraph summarizes the federal income tax consequences with respect to amounts allocated to the Current Stock Purchase Account, the Deferred Cash Investment Account and the Deferred Stock Account under the Plan, based upon management's understanding of the existing federal income tax laws.

     Amounts allocated to the Current Stock Purchase Account will be taxable to the participants who have directed the allocation of fees to that account at the time the fees are credited to the account and will be deductible to the Corporation at the same time. Directors who elect to allocate their fees to either the Deferred Cash Investment Account or Deferred Stock Account will not recognize taxable income at the time an Election to Participate in the Plan is made or at the time the Corporation credits funds to those accounts. Management understands that because an eligible director must elect to participate in the Plan at the beginning of the plan year, none of the fees relating to the election will be deemed earned at the time of election. Because the amounts allocated to these accounts are not available to directors at the time of election or allocation, directors will recognize income only upon the delivery of common stock or cash in accordance with the distribution requirements of the Plan. At the time of delivery, the cash and the fair market value of the shares of common stock will be treated as ordinary income to the receiving director. The Corporation will then be entitled to a deduction equal to the amount of ordinary income recognized by the participating director.

     Amendment and Termination. The Board of Directors of the Corporation has the authority at any time to terminate, suspend or amend the Plan. However no amendment to the Plan may become effective without shareholder approval if the amendment would increase the aggregate number of shares of common stock which may be subject to the Plan, materially increase the benefits accruing to the participants under the Plan, modify the eligibility requirements for participation in the Plan, or would otherwise require shareholder approval under Section 16 of the Securities Exchange Act of 1934.

     Vote Required. The affirmative vote of a majority of the Corporation's common stock voted at the Annual Meeting is required to approve the adoption of the Plan. While broker nonvotes will not be treated as votes cast on the approval of this Plan, shares voted as abstentions will be counted as votes cast. Since a majority of the votes cast is required for approval, the sum of any negative votes and abstentions will necessitate offsetting affirmative votes to assure approval. Unless otherwise directed by marking on the accompanying proxy, the proxy holders named therein will vote for the approval of the Plan. Votes will be counted by inspectors of election appointed by the presiding officer at the Annual Meeting. If the Plan is not approved by shareholders, it will terminate immediately following the annual meeting and any fees credited to accounts under the Plan will be distributed to the participants.

     The Board of Directors recommends a vote FOR THE APPROVAL OF THE
PLAN.

                COMPENSATION OF EXECUTIVE OFFICERS

            Committee Report on Executive Compensation

     Decisions on the compensation of the Corporation's executive officers are made by the Board's Personnel Committee comprised of nonemployee directors consisting of Chairman J. Lindroth, T. King, W. Putvin, and S. Gerou. To ensure this Committee's independence, the Board of Directors has used outside consultants to assist the Committee in its deliberations. This Committee report addresses the Corporation's compensation policies and programs for the year ended December 31, 1995.

     Base Salary - Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of the Corporation's executive officers and senior managers within peer group levels.

     Annually, the Committee recommends a base wage for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Corporation's peers and evaluations by consultants.

     The base salaries of the Presidents of the Corporation's subsidiary banks (the "Banks") are determined in a similar matter by the Corporation's President and Chief Executive Officer and the Bank's respective Board of Directors. The base salaries of all other executive officers are established by the Corporation's President and Chief Executive Officer.

     Annual Cash Incentive - To provide performance incentives and to compensate for the reduction in base salary, the strategy provides for annual cash awards that are payable if the Corporation and the Banks meet or exceed annual performance objectives established by the Board of Directors.

     Long-Term Incentives - To align the interests of its executive officers and senior managers with the Corporation's shareholders, the Board's compensation strategy provides for equity-based compensation plans under the First Manistique Restricted Stock Plan and the 401(k) matching contribution. Each of the Corporation's compensation plans have been adopted by the Board of Directors, and the equity-based compensation plans have been approved by the Corporation's shareholders.

  Thomas King, John Lindroth, Stanley Gerou, II, William Putvin

                    SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Corporation's Chief Executive Officer and the Corporation's other executive officer whose annual compensation exceeded $100,000, for each of the three years ended December 31, 1995.

Name and
Principal Position

     Name and                      Annual Compensation       All Other
   Principal Position    Year     Salary(2)    Bonus(2)      Compensation(3)
Ronald G. Ford           1995     $145,000     $30,450       $17,250
  President and CEO      1994     $105,000     $23,800       $10,300
                         1993     $ 95,200     $18,062       $ 6,500

Richard B. Demers(1)     1995     $ 84,000     $16,800       $ 3,854
  Executive Vice         1994     $ 80,000     $16,800             0
  President              1993     $ 57,741     $11,798             0

(1)  Mr. Demers served as the President and Chief Executive Officer of the
     Bank of Stephenson from February 1994 to October 1995.
(2) Includes amounts deferred by employees under the Corporation's retirement plan account pursuant to Section 401(k) of the Internal Revenue Code.
(3) The amounts disclosed in this column include: (a) the amounts contributed by the Corporation to the Corporation's retirement plan, in which substantially all employees of the Corporation participate (the Corporation made matching contributions equal to 5 percent of each Employee's salary reduction contribution for calendar 1995); and (b) the dollar value of premiums paid by the Corporation for certain deferred compensation benefits as follows:


                            1995         1994        1993
Mr. Ford              (a)   $ 7,250      $ 5,216     $ 3,850
                      (b)    16,000       10,000           0

Mr. Demers            (a)   $ 4,943      $ 3,138     $ 1,884
                      (b)         0            0           0

                       Employment Contract

     Ronald G. Ford entered into an Employment Contract with First Northern Bank & Trust, as President and CEO, effective July 1, 1994. This contract is for a term of three years with an automatic annual one year extension unless notice of termination is given six months before the end of the current year. This contract provides that Mr. Ford's duties, responsibilities and administrative authority, absent written agreement to the contrary, shall be as President and CEO, respectively, of the Corporation and the Bank. If Mr. Ford's employment is terminated following a change in control of the Corporation for reasons other than his death, disability or normal retirement, or for cause or by Ford without good reason, the contract provides that he will be paid 20 quarter annual payments each equal to 25% of the average of his aggregate annual base salary for the three immediately preceding years.

AGGREGATED STOCK OPTION EXERCISES IN 1995 AND YEAR-END OPTION
VALUES

     The following table provides information on the exercise of stock options during 1995 by the executives listed in the Summary Compensation Table and the value of unexercised options at December 31, 1995. No options were granted by the Corporation during 1995.

                                              Number of
                                              Securities      Value of
                                              Underlying      Unexercised
                                              Unexercised     In-the-Money
                   Shares                     Options         Options
                   Acquired       Value       at 12/31/95     at 12/31/95(1)
Name               on Exercise    Realized    Exercisable/    Exercisable/
                                              Unexercisable   Unexercisable
Ronald G. Ford          0            $0            0                  $0
Richard B. Demers       0            $0          750/0            $18,375/0


(1) Values are based on the difference between the last reported sale price of the Corporation's common stock prior to December 31, 1995 ($62.00) and the exercise prices of the options.

         INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

     Certain of the directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiary banks of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the banks. In the opinion of management, all such transactions with officers and directors and with such corporations and partnerships are made in the ordinary course of business and substantially on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than normal risk of collectibility or present other unfavorable features.

                    OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of February 15,
1996, as to the common stock of the Corporation owned beneficially by each director, each executive named in the Summary Compensation Table above, and by all directors and executive officers of the Corporation as a group.  Mr.
Ernest D. King, listed in the table below, is the only shareholder known to the Corporation to have been the beneficial owner of more than five percent
(5%) of the Corporation's outstanding common stock as of February 15, 1996.
His mailing address is P.O. box 216, Naubinway, Michigan 49762.
                                         Sole         Shared
                                         Voting and   Voting and      Percent
                                         Investment   Investment      of
                                         Power(1)     Power(1)        Class(2)
Charles B. Beaulieu                        556.89      4,102.05       0.65%
John B. Clark                            8,398.00            --       1.18%
C. Ronald Dufina                           663.39      1,661.22       0.33%
Ronald G. Ford                           1,459.68      5,258.95(3)    0.94%
Stanley Gerou                                         10,859.67       1.52%
Michael Henricksen                                    15,434.93       2.16%
Loren Hulsizer                                        12,050.00       1.69%
Ernest D. King                                        65,076.00       9.11%
Thomas G. King                                         7,398.37       1.04%
John Lindroth                                          5,227.36       0.73%
John P. Miller                                        11,744.07       1.64%
William E. Putvin                                      1,847.00       0.26%
Richard B. Demers                        1,348.97            --(3)    0.19%
All Directors and Executive
  Officers as a group (15 persons)      14,063.10    141,495.62       21.82%


(1) Includes shares with respect to which executive officers and directors have the right to acquire beneficial ownership under stock options exercisable in 60 days. At February 15, 1996, there were a total of 9,850 such shares.
(2) Calculated on the basis of the amount of shares outstanding plus 9,850 shares acquirable upon exercise of options described in the preceding footnote.
(3) Messrs. Ford and Demers, together with two other officers of the Corporation, share voting and investment power with respect to 4,921.43 shares. These shares are included in the shares shown as owned by Mr. Ford.


               SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ Bank Stocks Index and the NASDAQ Stock Market Index for the five year period ended December 31, 1995. The following information is based on an investment of $100, on January 1, 1991, in the Corporation's common stock, the NASDAQ Bank Stocks Index and the NASDAQ Stock Market Index, with dividends reinvested. There has been only limited trading in the Corporation's Common Stock, there are no market makers for such shares, and the Corporation's common stock does not trade on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.


Comparison of Five Year Cumulative Total Return

Dollars
500

400

300

200

100

  0

       1990        1991         1992          1993        1994        1995
                                   December 31,



                                  1990    1991    1992    1993    1994    1995

First Manistique Corporation      100     109     123     131     149     210

NASDAQ Bank Stocks Index          100     164     239     272     271     404

NASDAQ Stock Market Index         100     161     187     215     210     296


         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Corporation for the year ended
December 31, 1995, have been examined by Crowe Chizek and Company, LLP, independent public accountants. A representative of Crowe Chizek and Company, LLP will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to answer appropriate questions. Crowe, Chizek and Company, LLP has been reappointed by the Board of Directors as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 1996.

                         SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Corporation for inclusion in the 1997 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 29, 1996.

                          OTHER BUSINESS

     The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the Proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

     The Annual Report of the Corporation for 1995 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting.

     Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS



Fred LaMuth
Secretary
March 29, 1996

                            APPENDIX A

            PROPOSED AMENDMENT TO ARTICLE III OF THE
                    ARTICLES OF INCORPORATION

                           ARTICLE III

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 6,500,000 shares, of which 6,000,000 shares shall be of a single class of common stock and 500,000 shares shall be series preferred stock.

     The authorized shares of common stock are all of one class with equal voting power, and each such share shall be equal to every other such share. The Board of Directors of the corporation may cause the corporation to issue preferred shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

                            APPENDIX B

          PROPOSED AMENDMENT ADDING ARTICLE VII TO THE
         RESTATED ARTICLES OF INCORPORATION WITH RESPECT
      TO A CLASSIFIED BOARD OF DIRECTORS AND RELATED MATTERS


                           ARTICLE VII

                        BOARD OF DIRECTORS

     Section 1. Authority and Size of Board. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

          A.   At least eighty percent (80%) of the Board of Directors, and

          B.   A majority of the Continuing Directors (as hereinafter defined).

     Section 2. Classification of Board and Filling of Vacancies. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 3. Removal of Directors. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the corporation), any one or more directors of the corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class.

     Section 4.  Certain Definitions.  For the purposes of this Article VII:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Shareholder" shall mean any person, other than the corporation or any Subsidiary, who or which:

               (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C.   A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date this Article of the Articles of Incorporation is filed with the Corporation Division of the Michigan Department of Commerce.

          F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

          G. "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     Section 5. Powers of Continuing Directors. A majority of the Continuing Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VII.

     Section 6. Nominations for Board. Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

     Each shareholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director.

     No person shall be eligible for election as a director unless nominated
(i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors.

                            APPENDIX C

          PROPOSED AMENDMENT ADDING ARTICLE VIII TO THE
        RESTATED ARTICLES OF INCORPORATION WITH RESPECT TO
                 NOTICE OF SHAREHOLDER PROPOSALS


                           ARTICLE VIII

              NOTIFICATION OF SHAREHOLDER PROPOSALS


     The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at annual meetings of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting (a) who submits to the Corporation a timely Notice of Proposal in accordance with the requirements of this Article VIII and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations in the Securities and Exchange Commission.

     Each shareholder's Notice of Proposal shall set forth:

          (a) The name and address of the shareholder submitting the proposal, as they appear on the Corporation's books and records;

          (b) A representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

          (c) A brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and

          (d) A description of any financial or other interest of such shareholder in the proposal.

     A Notice of Proposal must be given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation not less than thirty (30) days prior to the date of the originally scheduled meeting, regardless of any adjournments thereof to a later date; provided that, if less than forty (40) days' notice of the meeting of shareholders is given by the Corporation, the Notice of Proposal must be received by the Corporation not later than the close of business on the tenth (10th) day following the date on which the notice of the scheduled meeting was first mailed to the shareholders.

     The secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Article VIII. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

                            APPENDIX D

     PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
        ADDING ARTICLE IX WITH RESPECT TO INCREASED VOTING
        REQUIREMENTS TO AMEND OR REPEAL CERTAIN PROVISIONS
            OF THE RESTATED ARTICLES OF INCORPORATION


                            ARTICLE IX

              AMENDMENT OF ARTICLES VII, VIII OR IX

     Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of voting stock of the corporation, voting as a single class, shall be required to amend or repeal Article VII, Article VIII or Article IX of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term "Continuing Directors" is defined in Article VII.

                            APPENDIX E

          PROPOSED ADDITION OF ARTICLE X TO THE RESTATED
         ARTICLES OF INCORPORATED REQUIRING EVALUATION BY
           THE BOARD OF DIRECTORS OF CERTAIN PROPOSALS


                            ARTICLE X

                BOARD EVALUATION OF CERTAIN OFFERS

     Section 1. Matters to be Evaluated. The Board of Directors of this corporation shall not approve, adopt or recommend any offer of any person or entity, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation, to merge or consolidate the corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the corporation and/or its shareholders under the offer considering historical trading prices of the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this corporation and its business; (ii) the potential social and economic impact of the offer and its consummation on this corporation, and its subsidiaries and their respective employees, depositors and other customers and vendors;
(iii) the potential social and economic impact of the offer and its consummation on the communities in which the corporation and any subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiror or acquirors; and (v) the competence, experience and integrity of the proposed acquiror or acquirors and its or their management.

     Section 2. Amendment, Repeal, etc. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X; provided, however, that this Section 2 of Article X shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.

                            APPENDIX F

                    DEFERRED COMPENSATION PLAN

                   FIRST MANISTIQUE CORPORATION

        DEFERRED COMPENSATION, DEFERRED STOCK AND CURRENT
          STOCK PURCHASE PLAN FOR NON-EMPLOYEE DIRECTORS


     1. Purpose. The First Manistique Corporation Deferred Compensation, Deferred Stock and Current Stock Purchase Plan for Non-Employee Directors ("Plan") has been adopted to provide an opportunity for each non-employee director of First Manistique Corporation ("FMC") and FMC subsidiaries to defer his or her director fees or to increase, on a current basis, his or her ownership of shares of FMC's common stock.

     2. Eligibility. Each director of FMC or a subsidiary of FMC which adopts this Plan ("Subsidiary Bank") who is not an officer or employee of FMC or of any Subsidiary Bank is eligible to participate in the Plan ("Eligible Director").

     3. Administration. The Plan shall be administered by FMC's Corporate Executive Committee (the "Plan Administrator"), who shall have the authority to interpret the Plan and to adopt procedures for implementing the Plan.

     4. FMC Common Stock. The shares of stock subject to purchase or the equivalent to be credited to a participant's account under the Plan shall be the shares of FMC's common stock (the "FMC Common Stock"). Shares issued and delivered to participants under the Plan may be either newly issued shares or shares purchased by FMC and reissued. Subject to adjustment as described below, the maximum number of shares of common stock that may be purchased or credited under the Plan is 50,000. If FMC shall at any time increase or decrease the number of its outstanding shares of FMC Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in FMC Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the FMC Common Stock, or in case of the merger or consolidation of FMC with or into another organization, then, in any such event, the numbers, rights and privileges of the shares issuable or credited under the Plan shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

     5. Compensation Affected by Participation in the Plan. An Eligible Director may specify in his or her Election to Participate that all, but not less than all, of an Eligible Director's meeting fees, if any, and all or part (in integral multiples of 25%) of an Eligible Director's annual retainer fees that would otherwise be payable in cash by FMC or a Subsidiary Bank for his or her service for the calendar year following the year in which an Election to Participate is filed, or in the case of an Eligible Director who files an Election to Participate between January 1 and April 1, 1996, for that portion of the 1996 calendar year following March 31, and for all subsequent calendar years while the Election to Participate remains in effect, shall be subject to the terms of the Plan ("Plan Fees").

     6. Election to Participate. An Eligible Director becomes a participant in the Plan by filing an "Election to Participate" with the Plan Administrator not later than (except as provided in the following sentence) December 31 of the year preceding the calendar year with respect to which the Eligible Director wishes to commence participation in the Plan. With respect to 1996 only, an Eligible Director may become a participant in the Plan effective as of April 1, 1996, by filing an Election to Participate not later than March 31, 1996. Once filed, the Election to Participate shall continue to be effective (i) until the participant ceases to be an Eligible Director,
(ii) until he or she files a subsequent Election to Participate revising any of the terms of the last election filed, or (iii) until he or she terminates an Election to Participate in the Plan by written notice to the Plan Administrator. Termination of participation shall be effective immediately at the time a participant ceases to be an Eligible Director. Other terminations of participation and changes in election shall be effective with respect to calendar years commencing after the calendar year in which the change in Election to Participate or termination notice is given. An Eligible Director who has filed a notice of termination of participation may thereafter elect to begin participating for any subsequent calendar year or years by filing a new Election to Participate. For all participants who are directors of FMC, all Elections to Participate must be made in compliance with
Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the rules and regulations promulgated thereunder.

     7. Contents of Election to Participate. An Election to Participate shall be made on a form prescribed by the Plan Administrator. The Election to Participate shall indicate the following: (i) the participant's Plan
Fees; (ii) one of the following three accounts to which the participant wishes to have his or her Plan Fees credited (a) the Current Stock Purchase Account, (b) the Deferred Cash Investment Account, or (c) the Deferred Stock Account; (iii) the name or names of the participant's beneficiary or beneficiaries; (iv) if the participant elects the Deferred Stock Account or the Deferred Cash Investment Account, whether distributions are to be in a lump sum or in installments; and (v) if the participant has selected the Deferred Stock Account, whether lump sum distributions are to be made in cash, FMC Common Stock or a combination thereof.


     8. Credits to Account. On the last day of each calendar quarter (the "Credit Date"), a participant shall receive a credit to his or her account under the Plan in an amount equal to the participant's Plan Fees earned during that quarter (the "Credited Amount"). Except as otherwise specifically provided in this Plan, transfers are not permitted between accounts.

     9. Current Stock Purchase Account. If a participant has in effect on a Credit Date an Election to Participate specifying the Current Stock Purchase Account, on that Credit Date, the Credited Amount will be credited to a Current Stock Purchase Account for the benefit of the participant and will be used, together with any other cash credited to the account, to acquire directly from FMC, at a price per share equal to Fair Market Value on the Credit Date, as many whole shares of FMC Common Stock as possible using the funds credited to the Current Stock Purchase Account of that participant. The shares will be issued and delivered to the participant within five (5) business days after the Credit Date. Any Credited Amount remaining in a participant's account will be carried forward for investment under the terms of the Plan at the next Credit Date, unless a participant shall have terminated his or her participation in the Plan in which case such cash balance will be distributed to the terminated participant. Notwithstanding the foregoing, no shares of FMC Common Stock will be purchased for the Current Stock Purchase Account of a participant, who is a director of FMC, until the participant's Election to Participate designating the Current Stock Purchase Account has been in effect for at least six (6) months prior to the relevant Credit Date.

     10. Credits to Deferred Cash Investment Account. If a participant has in effect on a Credit Date an Election to Participate specifying the Deferred Cash Investment Account, on that Credit Date, the Credited Amount will be credited to a Deferred Cash Investment Account for the benefit of the participant. In addition, an "Appreciation Factor" (as herein defined) will be credited on the Credit Date to the account as to all funds that were credited to the account for the entire quarter that ends on the Credit Date just as if such funds had been invested during the quarter and earning at the rate of the applicable Appreciation Factor. Initially, the Appreciation Factor available under the Plan will be a rate of interest equal to the rate of interest paid by First Northern Bank & Trust on its 6-month certificates of deposit issued on the business day nearest the beginning of the quarter for which the Appreciation Factor is to be credited. The Appreciation
Factor may be changed from time to time by resolution of the FMC Board of Directors but it may not exceed the prime rate of interest charged by First Northern Bank & Trust.

     11. Credits to Deferred Stock Account. If a participant has in effect on a Credit Date an Election to Participate specifying the Deferred Stock Account, on that Credit Date, the Credited Amount will be credited to the Deferred Stock Account for that participant and shall be converted into "FMC Stock Units" which shall be equal in number to the number of shares (rounded to the nearest 100th of a share) determined by dividing the Credited Amount by the Fair Market Value of a share of FMC Common Stock on the Credit Date.
In addition, each time a dividend is paid on FMC Common Stock, a participant shall receive a credit to his or her Deferred Stock Account. The amount of the dividend credit shall be a number of FMC Stock Units equal to the number of shares (rounded to the nearest 100th of a share) determined by multiplying the dividend amount per share by the number of FMC Stock Units credited to the participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value on the dividend payment date. Notwithstanding the foregoing, no FMC Stock Units shall be credited to the Deferred Stock Account of a participant, who is a director of FMC, until the participant's Election to Participate designating the Deferred
Stock Account has been in effect for at least six (6) months prior to the relevant Credit Date.

     12. Distribution of Deferred Account Balances. No amount credited to a participant's Deferred Cash Investment Account or a participant's Deferred Stock Account shall be distributed prior to the termination of his or her service as an Eligible Director.

          (a) Retirement-Deferred Cash Investment Account. If a participant retires from service as an Eligible Director, the participant's Deferred Cash Investment Account shall be distributed to the participant commencing as of January 15 of the fiscal year of FMC which occurs after the end of the year in which the participant retired from service as an Eligible Director. Distribution of the Deferred Cash Investment Account may be made in a lump sum, in five (5) annual installments or ten (10) annual installments, payable as of January 15 of each year during the distribution period, consistent with the participant's first filed Election to Participate, unless the Plan Administrator, in its sole discretion, approves of a different distribution schedule requested by the participant in a later filed Election to Participate. A retired director's Deferred Cash Investment Account balance during any distribution period shall continue to be adjusted by an Appreciation Factor just as if the director had not retired. After adjusting the retired director's Deferred Cash Investment Account by the Appreciation Factor each year, the account balance will be divided by the number of annual installments yet to be paid or distributed to the retired director and the quotient will be the distribution to be made to the retired director at that time.

          (b) Retirement-Deferred Stock Account - Lump Sum Distribution. Unless a participant has elected pursuant to his or her Election to Participate to receive payment of his or her Deferred Stock Account in installments, FMC Stock Units credited to the participant's Deferred Stock Account shall be payable in full in cash or in whole shares of FMC Common Stock (together with cash in lieu of a fractional share), or in a combination of cash and FMC Common Stock, as elected in the participant's last filed Election to Participate, on January 15 of the fiscal year of FMC which occurs after the end of the fiscal year in which the participant retired from service as an Eligible Director. Amounts distributed in cash, including cash in lieu of fractional shares, shall be determined based upon the Fair Market Value of FMC Common Stock on the day immediately preceding the date of payment.

          (c) Retirement-Deferred Stock Account-Installment Distribution. If a participant has elected pursuant to his or her Election to Participate to have his or her Deferred Stock Account paid in cash in annual installments, as of January 15 following the year in which the participant retired from service as an Eligible Director, the cash equivalent of the FMC Stock Units credited to the participant's Deferred Stock Account shall be transferred to a Deferred Cash Investment Account on behalf of the retired director and distribution shall be made in accordance with the provisions of this Plan relating to distribution of Deferred Cash Investment Accounts in installments. The cash equivalent transferred to the Deferred Cash Investment Account shall be determined by converting the FMC Stock Units to a cash balance by multiplying the number of shares deemed credited as of December 31 of the year in which the participant retired by the Fair Market Value of FMC Common Stock on that date.

          (d) Termination Other Than Retirement. If a participant's service as an Eligible Director terminates because of his or her death or for any other reason, other than retirement, or if a retired director dies following his or her retirement while receiving distributions pursuant to this Plan, the participant's entire account balance shall be distributed as of the January 15 of FMC's fiscal year following the year in which the director died or his or her services as an Eligible Director otherwise terminated, provided, however, if this period is less than one (1) year, the Plan Administrator, in its discretion, may extend the time for final distribution up to a period of twelve (12) months following the director's death or other termination of service.

          (e) Distributions to Beneficiaries. Each participant shall have the right to designate a beneficiary or beneficiaries to succeed to the right to receive distributions of the participant's account maintained under this Plan in the event of a participant's death. If a participant fails to designate a beneficiary, or if the designated beneficiary dies without a contingent beneficiary being designated, distribution of the participant's account shall be made to the participant's estate. No designation of a beneficiary shall be valid unless in writing signed by the participant, dated and filed with the Plan Administrator. Designated beneficiaries may be changed from time to time without consent of any prior beneficiaries upon filing the beneficiary portion of the Election to Participate form with the Plan Administrator.

     13. Nonassignability. No right to receive payments under this Plan nor any shares of FMC Common Stock credited to a participant's Current Stock Purchase or Deferred Stock Account shall be assignable or transferable by
       participant other than by will or the laws of descent and distribution.
The designation of a beneficiary by a participant under this Plan does not constitute a transfer.

     14. Unfunded Plan. It is intended that this Plan constitute an "unfunded plan" with respect to the Deferred Cash Investment Accounts and the Deferred Stock Accounts of the participants. FMC may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan as long as FMC determines that the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. Any liability of FMC to any person with respect to any of the accounts established under the Plan shall be based solely upon contractual obligations that may be created pursuant to the Plan. No such obligation of FMC shall be deemed to be secured by any pledge of, or other encumbrance on, any property of FMC. Benefits payable under this Plan shall be an unsecured obligation of FMC, and to the extent that any person acquires a right to receive payments or distributions from FMC under the Plan, such right will be no greater than of any unsecured general creditor of FMC.

     15. Trust For Deferred Stock Account. If FMC so chooses, it may, as to credits to the Deferred Stock Accounts, make contributions in cash or in shares of FMC Common Stock to a trust. Any cash contributions shall be used by the trustee to purchase shares of FMC Common Stock within ten (10) business days after the deposit of the funds. The purchase of shares may be made by the trustee in brokerage transactions or by private purchase, including purchase from FMC. All shares held by the trust shall be held in the name of the trustee. All FMC Common Stock or cash held in a trust shall be held on a commingled basis and shall be subject to the claims of general creditors of FMC. All FMC Common Stock held in any such trust shall be voted by the trustee in its discretion.

     16. Fair Market Value Defined. As long as the FMC Common Stock is not actively traded in any recognized market, the term "Fair Market Value" as used in this Plan shall mean the average price per share at which shares of FMC Common Stock were bought and sold during the three (3) preceding months in transactions known to management involving 100 or more shares between purchasers and sellers none of whom are directors or officers of FMC or any subsidiary of FMC. If the shares of FMC Common Stock are actively traded in any recognized market, the "Fair Market Value" as used in the Plan shall mean the average of the last reported sales price of FMC Common Stock as of the close of business for each of the last twenty (20) trading days ending the day immediately preceding the day as of which "Fair Market Value" is to be determined.

     17. Retirement Defined. As used in this Plan, the terms "retirement" and "retire" shall mean voluntary or involuntary resignation, termination of service based upon attainment of a mandatory retirement age or termination of service as a result of not being reelected.

     18. Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or provision of law shall be construed to refer to any amendment to or successor of such provision of law. The Plan shall be construed and interpreted in accordance with Michigan law. The Plan is intended to be construed so that participation in the Plan will be exempt from
Section 16(b) of the Exchange Act pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

     19. Withholding. No later than the date as of which an amount first becomes includable in the gross income of a participant for federal income tax purposes with respect to any participation under the Plan, the participant shall pay to FMC, or make arrangements satisfactory to FMC regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.

     20. Regulatory Restrictions. All certificates for shares of FMC Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as FMC may deem advisable under the rules, regulations and other requirements of FMC, any stock exchange or stock market upon which the FMC Common Stock is then listed or traded and any applicable Federal, state or foreign securities law, and FMC may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     21. Amendment and Termination. The FMC Board of Directors may at any time terminate, suspend or amend this Plan. However, no such action shall be taken with respect to Plan Fees credited to the account of a participant under this Plan prior to the time of the action unless the FMC Board of Directors determines that the action would not be materially adverse to the participants in the Plan. In addition, no amendment may become effective until shareholder approval is obtained if the amendment (i) except as expressly provided in the Plan, increases the aggregate number of shares of FMC Common Stock that are subject to the Plan, (ii) materially increases the benefits accruing to participants under the Plan, (iii) modifies the eligibility requirements for participation in the Plan, or (iv) requires approval by FMC's shareholders under Section 16 of the Exchange Act or the rules or regulations promulgated thereunder.

     22.  Effective Date of Plan.  The Plan will become effective on
January 1, 1996; however, if the Plan is not approved by a majority of the votes cast at a duly held meeting of the FMC shareholders at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, on or before May 1, 1996, the Plan shall terminate and be of no force or effect and any Plan Fees credited to any accounts under the Plan will be immediately distributed to the participants in accordance with their interests in their respective accounts.

First Manistique Corporation                  This Proxy is solicited
130 South Cedar                               on behalf of the
P.O. Box 369                                  Board of Directors
Manistique, Michigan 49854
                              PROXY

    The undersigned hereby appoints Michael C. Henricksen and Ronald G. Ford as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of First Manistique Corporation held of record by the undersigned on March 15, 1996, at the annual meeting of shareholders to be held April 23, 1996, and at any adjournment thereof.

1.  In the election of three directors to be elected for terms expiring in
    1999

    [  ] FOR all nominees listed below              [  ]  WITHHOLD AUTHORITY
         (except as marked to the contrary                to vote for all
         below)                                           nominees listed
                                                          below

    (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

      Ronald G. Ford, Michael C. Henricksen, John P. Miller

2. Proposal to amend Restated Articles of Incorporation to Increase Authorized Stock.

     [  ]   FOR            [  ]   AGAINST               [  ]   ABSTAIN


3 Proposal to amend Restated Articles of Incorporation Relating to Continuity of Management, including (a) provide for classes of directors,
    (b) provide for filling of vacancies or new positions on the Board of Directors, (c) provide special vote requirements for removal of directors,
    (d) provide procedures shareholders must follow to nominate directors,
    (e) specify notice requirements shareholders must satisfy to present a proposal for consideration at annual meetings of shareholders, and (f) provide increased voting requirements to amend or repeal these provisions or adopt inconsistent provisions.

     [  ]   FOR            [  ]   AGAINST               [  ]    ABSTAIN


           (Continued and to be Signed on Reverse Side)

                   (Continued from other side)


4. Proposal to amend Restated Articles of Incorporation with Respect to required Evaluations by Directors of Certain Transactions.

     [  ]   FOR           [  ]   AGAINST                [  ]   ABSTAIN

5. Proposal to approve Deferred Compensation, Deferred Stock, and Current Stock Purchase Plan for Nonemployee Directors.

     [  ]   FOR           [  ]    AGAINST               [  ]   ABSTAIN


6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Each of the Other Proposals.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


_______________________    ___________________________  DATED:__________, 1996
     Signature             Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED
ENVELOPE.